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                                                                      Exhibit 21

                        KAISER GROUP INTERNATIONAL, INC.
                   9300 Lee Highway, Fairfax, Virginia 22031
                                 (703) 934-3300

     Kaiser Group International, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

                                                                    Jurisdiction
Consolidated Subsidiary                                             of Formation
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I.  Cygna Group, Inc.                                                   Delaware
    II.  Liability Risk Management, Inc.                              California
I.  EDA, Incorporated                                                   Maryland
I.  HBG Hawaii, Inc.                                                    Delaware
I.  HBG International, Inc.                                             Delaware
I.  Henry J. Kaiser Development Corporation, Inc.                       Delaware
    II.  Global Trade & Investment, Inc.                                Delaware
I.  Kaiser Engineers Group, Inc.                                        Delaware
    II.  Henry J. Kaiser Company                                          Nevada
    II.  Kaiser Engineers, Inc.                                             Ohio
         III.  KRGW Company (Canada), Inc.                                Canada
         III.  Kaiser Engineers & Builders, Inc.                        Delaware
         III.  Kaiser Engineers (California) Corporation                Delaware
         III.  Kaiser Engineers of Michigan, Inc.                       Michigan
         III.  ICF Kaiser International Planning &
                Design, Inc. (33 1/3%)                              Pennsylvania
         III.  Kaiser Overseas Engineering, Inc.                        Delaware
         III.  Kaiser Engineers Limited                           United Kingdom
               IV.  Kaiser Engineers Technical
                     Services Limited (80%)                               Cyprus
         III.  Kaiser Engineers and Constructors, Inc.                    Nevada
               IV.  Kaiser Engenharia e
                     Participacoes Ltda. (99.9%)                          Brazil
                    V.  Kaiser Construcoes e Engenharia
                          Ltda (99.989%)                                  Brazil
               IV.  ICF Pty. Ltd. (50%)                                Australia
               IV.  Kaiser Engineers Limited (0.02%)                        U.K.
               IV.  Kaiser Engenharia S.A. (50%)                        Portugal
                    V.  Kaiser Construcoes e Engenharia
                         Ltda (0.01%)                                     Brazil
               IV.  Kaiser Engineers (NZ) Ltd (1%)                   New Zealand
               IV.  Kaiser Engineers Pty. Ltd. (50%)                   Australia
                    V.  KWA Kenwalt (50%)                              Australia
                    V.  Kaiser Aluterv KFT                               Hungary
                    V.  Kaiser Engineers (Asia) Pty Ltd                Australia
                    V.  Kaiser Engineers (Hong Kong)
                         Limited                                       Hong Kong
                    V.  Kaiser Construction Engineers
                         (Singapore) Pte Ltd                           Singapore
                    V.  Kaiser Engineers (NZ) Ltd (99%)              New Zealand
         III.  Kaiser Engineers International, Inc.                       Nevada
               IV.  ICF Pty. Ltd. (50%)                                Australia
               IV.  Kaiser Engenharia e
                     Participacoes Ltda.(0.1%)                            Brazil
               IV.  Kaiser Panama S.A.                                    Panama


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               IV.  Kaiser Engenharia S.A. (50%)                        Portugal
               IV.  Kaiser Engineers Pty. Ltd. (50%)                   Australia
         III.  Kaiser Engineers Limited (99.98%)                            U.K.
               IV.  Kaiser Engineers Technical Services Limited (80%)     Cyprus
               IV.  Kaiser Engineers (UK) Limited (50%)                     U.K.
         III.  Kaiser Engineers (UK) Limited (50%)                          U.K.
               IV.  Kaiser Engineers Technical Services Limited (20%)     Cyprus
         III.  KE Services Corporation                                  Delaware
         III.  Kaiser Engenharia e Constructoes Limitada                  Brazil
    II.  International Waste Energy Systems, Inc.                       Delaware
    II.  KE Livermore, Inc.                                             Delaware
I.  Kaiser Engineers Massachusetts, Inc.                                Delaware
I.  Kaiser Engineers Pacific, Inc.                                        Nevada
I.  Kaiser Europe, Inc.                                                 Delaware
I.  Kaiser/Georgia Wilson, Inc.                                         Delaware
I.  Kaiser Government Programs, Inc.                                    Delaware
    II.  Kaiser K-H Holdings, Inc.                                      Delaware
         III.  Kaiser-Hill Company, LLC (50%)                           Colorado
               IV.  Kaiser-Hill Funding Company, L.L.C. (98%)           Delaware
         III.  Kaiser-Hill Funding Company, L.L.C. (1%)                 Delaware
I.  Kaiser Hanford Company                                              Delaware
I.  Kaiser Holdings Unlimited, Inc.                                     Delaware
    II.  American Venture Investments Incorporated                      Delaware
         III.  American Venture Holdings, Inc.                          Delaware
    II.  Cygna Consulting Engineers and Project Management, Inc.      California
    II.  Excell Development Construction, Inc.                          Delaware
    II.  Kaiser DPI Holding Co., Inc.                                   Delaware
    II.  Kaiser Engineers Eastern Europe, Inc.                          Delaware
         III.  Kaiser Netherlands B.V. (10%)                         Netherlands
    II.  Kaiser Hunters Branch Leasing, Inc.                            Delaware
    II.  Kaiser K-A Louisiana, Inc.                                    Louisiana
    II.  Kaiser Netherlands B.V. (90%)                               Netherlands
    II.  Kaiser Leasing Corporation, Inc.                               Delaware
I.  Kaiser Servicios Ambientales, S.A. de C.V. (66 2/3%)                  Mexico
I.  Kaiser Technology Holdings, Inc.                                    Delaware
    II.  Kaiser Advanced Technology, Inc.                                  Idaho
         III.  ICF Kaiser Advanced Technology of New Mexico, Inc.     New Mexico
I.  Kaiser R G.P. No. 1, Inc.                                           Delaware
I.  Monument Select Insurance Company                                    Vermont
I.  Phase Linear Systems Incorporated                                   Delaware
I.  Tudor Engineering Company                                           Delaware

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